UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2012

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 5, 2012, H.B. Fuller Company (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain purchasers (the “Purchasers”) pursuant to which the Purchasers purchased 4.12% Senior Notes, Series E, due March 5, 2022 (the “Notes”) from the Company. The Notes were purchased at a purchase price equal to 100% of their principal amount.

The proceeds from the Notes were used to fund a portion of the purchase price for the Company’s previously announced acquisition of the global industrial adhesives and synthetic polymers business (the “Business”) of Forbo Holding AG (“Forbo”) pursuant to the Master Purchase Agreement, dated December 21, 2011, between the Company and Forbo (the “Master Purchase Agreement”).

The aggregate principal amount of the Notes is $250 million. The Notes are unsecured and rank pari passu with the Company’s other senior unsecured debt. Interest on the Notes is payable semiannually on the 5th day of March and September of each year, commencing on September 5, 2012, until the principal amount of the Notes becomes due and payable. The annual interest rate on the Notes is 4.12%. The unpaid principal amount of the Notes will be due on March 5, 2022. The Company may, at any time, prepay amounts due under the Notes in an amount not less than 5% of the aggregate principal amount of the Notes, subject to payment of a Make-Whole Amount, which is calculated as the excess of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Note over the amount of the Called Principal (as those terms are defined in the Note Purchase Agreement). The Company must offer to prepay the Notes, without the Make-Whole Premium, in connection with a Change in Control (as defined in the Note Purchase Agreement).

The Note Purchase Agreement contains customary affirmative and negative covenants, including reporting requirements and limitations on liens, mergers, disposition of assets, transactions with affiliates, entry into new lines of business, additional indebtedness or the amendment of certain existing indebtedness as of the date of the Note Purchase Agreement. The Note Purchase Agreement also contains financial covenants that prevent the Company at any time from having Consolidated Priority Indebtedness in excess of 15% of Consolidated Tangible Assets and that require the Company to maintain, for the period of the four most recent consecutive fiscal quarters, a ratio of Consolidated EBITDA to Consolidated Interest Expense of at least 2.5 to 1.0 and a ratio of Consolidated Total Indebtedness to Consolidated EBITDA of no greater than 3.5 to 1.0 (as those terms are defined in the Note Purchase Agreement).

Events of default by the Company under the Note Purchase Agreement include: (a) failure to pay principal or the Make-Whole Amount when due; (b) failure to pay interest within five business days of becoming due; (c) failure to comply with the Company’s covenants under the Note Purchase Agreement, subject to a 30-day cure period in certain instances; (d) any representation or warranty in the Note Purchase Agreement proving to be false or incorrect in any material respect when made by the Company; (e) default in, or acceleration of, the payment of other indebtedness of at least $20 million that is not cured within any applicable grace period; (f) bankruptcy and insolvency related-events of the Company or any of the Company’s significant subsidiaries or any subsidiary guarantor; (g) the entrance of judgments against the Company or any of its significant subsidiaries or any subsidiary guarantor in excess of $50 million over the amount of any insurance coverage by insurance companies with the financial ability to pay the judgments and who have agreed in writing to cover the applicable claims, if the judgments shall not have been satisfied, vacated, discharged or stayed pending appeal within 60 days after the entry thereof; (h) default in certain ERISA obligations; and (i) any subsidiary guarantee ceasing to be in full force and effect. The holders of the Notes have customary remedies upon the occurrence of an event of default, including the acceleration of amounts payable with respect to the Notes, subject to the consent of the holders of at least 51% of the aggregate outstanding principal amount of the Notes in certain circumstances.

The foregoing summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Contemporaneously with its execution and delivery of the Note Purchase Agreement, the Company also entered into a First Amendment (the “2009 NPA Amendment”), dated as of March 5, 2012, to the Note Purchase Agreement dated as of December 16, 2009 between the Company and various purchasers (the “2009 Note Purchase Agreement”). The 2009 NPA Amendment amends certain definitions, covenants and other provisions of the 2009 Note Purchase Agreement to conform them to the terms of the Note Purchase Agreement and grants the holders of the notes issued under the 2009 Note Purchase Agreement “most favored lender” status. The foregoing description of the 2009 NPA Amendment is not complete and is qualified in its entirety by reference to the 2009 NPA Amendment, which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference.

On March 5, 2012, the Company entered into a Credit Agreement with JP Morgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as syndication agent, and various financial institutions (the “Credit Agreement”). The Credit Agreement establishes a $200 million multi-currency revolving credit facility (the “Credit Facility”) and a $150 million term loan (the “Term Loan”) that the Company can use to repay existing indebtedness, finance working capital needs, and for general corporate purposes of the Company and its subsidiaries, including the acquisition of the Business. On March 5, 2012, the full $150 million amount of the Term Loan was drawn down by the Company in connection with the closing of its acquisition of the Business (see Item 2.01 below). The initial interest rate on the Term Loan is 1.75 percent, which represents the prevailing LIBO rate plus a spread of 150 basis points. Subject to certain conditions, the Company may prepay amounts due under the Credit Agreement. The Credit Facility replaces the Company’s existing revolving credit facilities and expires on March 5, 2017, at which time the revolving credit loans mature. The Company must repay the Term Loans on a quarterly basis (on the last day of each of March, June, September, and December), ending on December 31, 2016, in an aggregate amount of $75 million. The remaining amount of the Term Loans are due and payable on March 5, 2017. The Credit Agreement allows the Company to borrow at interest rates that vary based on, at the Company’s option (i) a spread over the greatest of the prime rate, the federal funds effective rate from time to time plus one-half of one percent, and the Adjusted LIBO Rate for a one month interest period plus one percent, or (ii) a spread over the rate at which Eurocurrency deposits in the London interbank market for specified periods are quoted by Reuters or, in the case of borrowings not denominated in U.S. Dollars, with reference to the British Bankers Association Interest Settlement Rates, adjusted for reserve and other regulatory requirements. The interest rate spread is determined by the rating of the Company’s senior, unsecured, long-term debt.

The Credit Agreement contains customary covenants, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There also are financial covenants that require the Company to maintain an interest coverage ratio (defined as the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of the four most recent consecutive fiscal quarters) of not less than 2.5 to 1.0 and a leverage ratio (defined as the ratio of Consolidated Total Indebtedness to Consolidated EBITDA for the period of the four most recent consecutive fiscal quarters) of no greater than 3.5 to 1.0. The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets. Amounts due under the Credit Agreement may be accelerated upon an Event of Default as defined in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 1.3 to this Current Report on Form 8-K and is incorporated by reference.

Contemporaneously with its execution and delivery of the Credit Agreement, the Company entered into an Amendment No. 3, dated as of March 5, 2012 (the “Loan Agreement Amendment”), to the Loan Agreement dated as of June 19, 2006 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and various financial institutions (the “Loan Agreement”). The Loan Agreement Amendment amends certain definitions, covenants and other provisions of the Loan Agreement to conform them to the terms of the Credit Agreement.

The foregoing description of Loan Agreement Amendment is not complete and is qualified in its entirety by reference to the Loan Agreement Amendment, which is filed as Exhibit 1.4 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 5, 2012, the Company completed its acquisition of the Business pursuant to the Master Purchase Agreement. The Company and its designated subsidiaries purchased Forbo’s subsidiaries that operate the Business and directly purchased certain assets used in the Business that are not owned by the former Forbo subsidiaries. The Company paid Forbo 370 million Swiss Francs in cash to purchase the Business on a cash-free and debt-free basis.

The foregoing summary of the Master Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Purchase Agreement, which is incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 22, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the Note Purchase Agreement and the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing the closing of the Company’s purchase of the Business is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days following the required filing date for this Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days following the required filing date of this Form 8-K.

(d)	Exhibits

No.	Description

1.1	Note Purchase Agreement, dated March 5, 2012, by and among H.B. Fuller Company and the purchasers party thereto

1.2	First Amendment, dated March 5, 2012, to Note Purchase Agreement, dated December 16, 2009, by and among H.B. Fuller Company and the purchasers party thereto

1.3	Credit Agreement, dated March 5, 2012, by and among H.B. Fuller Company, JP Morgan Chase Bank, N.A. as Administrative Agent, and Citibank, N.A., as Syndication Agent

1.4	Amendment No. 3, dated March 5, 2012, to Loan Agreement, dated June 19, 2006, among H.B. Fuller Company and JP Morgan Chase Bank, National Association as Administrative Agent, and the lenders party thereto as amended

2.1	Master Purchase Agreement, dated as of December 21, 2011, between Forbo Holding AG and H.B. Fuller Company (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request)[1]

99.1	Press Release, dated March 5, 2012, issued by H.B. Fuller Company

[1]	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

Date: March 8, 2012	By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

No.	Description

1.1	Note Purchase Agreement, dated March 5, 2012, by and among H.B. Fuller Company and the purchasers party thereto

1.2	First Amendment, dated March 5, 2012, to Note Purchase Agreement, dated December 16, 2009, by and among H.B. Fuller Company and the purchasers party thereto

1.3	Credit Agreement, dated March 5, 2012, by and among H.B. Fuller Company, JP Morgan Chase Bank, N.A. as Administrative Agent, and Citibank, N.A., as Syndication Agent

1.4	Amendment No. 3, dated March 5, 2012, to Loan Agreement, dated June 19, 2006, among H.B. Fuller Company and JP Morgan Chase Bank, National Association as Administrative Agent, and the lenders party thereto as amended

2.1	Master Purchase Agreement, dated as of December 21, 2011, between Forbo Holding AG and H.B. Fuller Company[1]

99.1	Press Release, dated March 5, 2012, issued by H.B. Fuller Company

[1]	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Commission on December 22, 2011.